Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of January 22, 2024, is by and among Nightfood Holdings, Inc., a Nevada corporation (“NGTF”), Future Hospitality Ventures Holdings Inc., a Nevada corporation, and its subsidiaries (“FHVH”), Sean Folkson as the holder of all issued and outstanding Series A Preferred Stock of NGTF (the “NGTF Series A Shareholder”) and the sole shareholder of FHVH set forth on signature page hereto (the “FHVH Shareholder”). Each of the parties to this Agreement is individually referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Annex A hereto.

RECITALS

WHEREAS, NGTF is subject to the reporting requirements of the Exchange Act and NGTF’s shares of common stock, $0.001 par value per share, are quoted for public trading on the OTC Markets OTCQB Market (the “OTC”);

WHEREAS, NGTF agrees to acquire FHVH through an exchange (the “Exchange”) by the FHVH Shareholder of all 1,000 shares of common stock, $0.001 par value per share, of FHVH (the “FHVH Common Stock”) owned by him to NGTF for: (i) all 1,000 issued and outstanding shares of Series A Preferred Stock and (ii) an aggregate of 13,333 newly issued shares of Series C Convertible Preferred Stock of NGTF, each of which shall convert into 6,000 shares of common stock at $0.025 per share (the “Series C Preferred Stock”, and together with the Series A Preferred Stock, the “NGTF Exchange Shares”);

WHEREAS, the respective boards of directors of NGTF and FHVH have each unanimously (i) determined that it is in the best interests of NGTF or FHVH, as applicable, and its respective stockholders, and declared it advisable to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Exchange, in each case, in accordance with the Nevada Revised Statutes, as amended;

 WHEREAS, subject to the terms and conditions set forth in this Agreement, the Exchange will be conducted in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder; and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), so that the Exchange shall qualify as a tax free reorganization under the Code, and that the Exchange shall also qualify as a transaction in securities exempt from registration or qualification under the Securities Act and the parties intend this Agreement to qualify as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g), 1.368-3(a) and any related regulations corresponding to Section 368(a)(1)(B).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

SHARE EXCHANGE

1.1. The Share Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing: (a) FHVH Shareholder shall sell, transfer, convey, assign and deliver to NGTF all FHVH Common Stock, free and clear of all Liens and other encumbrances; (b) NGTF Series A Shareholder shall sell, transfer, convey, assign and deliver to FHVH Shareholder all NGTF Series A Preferred Stock; and (c) NGTF shall issue an aggregate of 13,333 Series C Preferred Stock to FHVH Member.

1.2. Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing (the “Closing”) of the Exchange and transactions contemplated hereby shall take place as soon as practicable after the satisfaction of all conditions set forth in ARTICLE VII (other than conditions with respect to actions that the respective parties will take at Closing), unless otherwise waived or this Agreement terminated, but no later than thirty (30) calendar days after the execution of this Agreement. The Closing shall take place remotely by the exchange of documents and signatures, or their electronic counterparts (the “Closing Date”).

1.3. Closing Deliverables. At the Closing, in addition to documents, certificates or instruments deliverable at or prior to Closing pursuant to ARTICLE VII:

(a) FHVH shall deliver to NGTF a certificate, dated the Closing Date and signed by a duly authorized officer of FHVH, that: each of the closing conditions set forth in Section 7.1 have been satisfied; attached thereto are true and complete copies of all resolutions adopted by Future Hospitality Ventures Holdings Inc. authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Exchange.

(b) NGTF shall deliver to FHVH a certificate, dated the Closing Date and signed by a duly authorized officer of NGTF, that each of the closing conditions set forth in Section 7.2 have been satisfied; attached thereto are true and complete copies of all resolutions adopted by NGTF authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Exchange.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE FHVH SHAREHOLDER

The FHVH Shareholder hereby represents and warrants to NGTF and NGTF Series A Shareholder as follows:

2.1. Good Title. FHVH Shareholder is the record and beneficial owner, and has good title to its FHVH Common Stock, with the right and authority to sell and deliver such FHVH Common Stock. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of NGTF as the new owner of such FHVH Common Stock in the share register of FHVH, NGTF will receive good title to such FHVH Common Stock, free and clear of all Liens.

2.2. Power and Authority. FHVH Shareholder has the legal power, capacity and authority to execute and deliver this Agreement and each transaction document to be delivered by it hereunder and to perform its obligations hereunder and thereunder, and to consummate the transactions hereunder. All acts required to be taken by FHVH Shareholder to enter into this Agreement, to deliver each transaction document to which it is a party and to carry out the transactions hereunder have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the FHVH Shareholder, enforceable against the FHVH Shareholder in accordance with the terms hereof, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

2.3. No Conflicts. The execution and delivery of this Agreement by FHVH Shareholder and the performance by the FHVH Shareholder of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Entity under any Laws; (b) will not violate any Laws applicable to the FHVH Shareholder; and (c) will not violate or breach any contractual obligation to which the FHVH Shareholder is a party.

2.1. Litigation. There is no Legal Action pending or, to FHVH Shareholder’s knowledge, threatened against FHVH Shareholder, that involves the FHVH Common Stock or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions hereunder and, to the knowledge of the FHVH Shareholder, no such Legal Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Legal Action.

2.2. Accredited Investor. The FHVH Shareholder is an “Accredited Investor” within the meaning of Rule 501 under the Securities Act.

2.3. Purchase Entirely for Own Account. The NGTF Exchange Shares to be acquired by the FHVH Shareholder hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the FHVH Shareholder has no present intention of selling or otherwise distributing the NGTF Exchange Shares, except in compliance with applicable securities laws.

2.4. Available Information. The FHVH Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in NGTF. The FHVH Shareholder hereby acknowledges that it has had the opportunity review all publicly available information concerning NGTF, including, but not limited to all filings made by NGTF to the SEC pursuant to the Exchange Act

2.5. Non-Registration. The FHVH Shareholder understands that the NGTF Exchange Shares has not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the FHVH Shareholder’s representations as expressed herein.

2.4. Restricted Securities. The FHVH Shareholder understands that the shares comprising the NGTF Exchange Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the FHVH Shareholder pursuant hereto, the NGTF Exchange Shares would be acquired in a transaction not involving a public offering. The issuance of the NGTF Exchange Shares hereunder has not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the NGTF Exchange Shares is being effected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering. The FHVH Shareholder further acknowledges that if the NGTF Exchange Shares is issued to the FHVH Shareholder in accordance with the provisions of this Agreement, such NGTF Exchange Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The FHVH Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

2.6. Legends. The FHVH Shareholder hereby understands and agrees that any certificates for the NGTF Exchange Shares shall bear to the following legend, or one substantially similar:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NGTF SERIES A SHAREHOLDER

Except as set forth in the NGTF Series A Shareholder Disclosure Schedule, dated as of the date of this Agreement and delivered by the NGTF Series A Shareholder to the FHVH Shareholder concurrently with the execution of this Agreement, the NGTF Series A Shareholder hereby represents and warrants to the FHVH Shareholder as follows:

3.1. Title. NGTF Series A Shareholder is the record and beneficial owner of the Series A Preferred Stock, which has been pledged to Mast Hill Fund, L.P. (“Mast Hill”) pursuant to that certain Pledge Agreement dated June 1, 2023 by and between the NGTF Series A Shareholder and Mast Hill (“Pledge Agreement”). With consent from Mast Hill, NGTF Series A Shareholder has the right to transfer such Series A Preferred Stock and assign such Pledge Agreement to FHVH Shareholder. Upon registering FHVH Shareholder as the new owner of such Series A Preferred Stock in the share register of NGTF, FHVH Shareholder will receive title to such Series A Preferred Stock subject to a Lien held by Mast Hill.

3.2. Power and Authority. NGTF Series A Shareholder has the legal power, capacity and authority to execute and deliver this Agreement and each document to be delivered by it hereunder and to perform its obligations hereunder and thereunder, and to consummate the Exchange. All acts required to be taken by NGTF Series A Shareholder to enter into this Agreement, to deliver each document to which it is a party and to carry out the Exchange have been properly taken. This Agreement constitutes a legal, valid and binding obligation of NGTF Series A Shareholder, enforceable against the NGTF Series A Shareholder in accordance with the terms hereof, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

3.3. No Conflicts. Other than the consent obtained from Mast Hill, the execution and delivery of this Agreement by NGTF Series A Shareholder and the performance by the NGTF Series A Shareholder of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any other third party or Governmental Entity under any Laws; (b) will not violate any Laws applicable to the NGTF Series A Shareholder; and (c) will not violate or breach any contractual obligation to which the NGTF Series A Shareholder is a party.

3.4. Litigation. There is no Legal Action pending or, to NGTF Series A Shareholder’s knowledge, threatened against NGTF Series A Shareholder that involves the Series A Preferred Stock or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, the Exchange and, to the knowledge of the NGTF Series A Shareholder, no such Legal Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Legal Action.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FHVH

FHVH hereby represents and warrants to NGTF as follows:

4.1. Organization, Standing and Corporate Power. FHVH is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, and has the requisite corporate power and authority to own, lease, and operate its assets and to carry on its business as now conducted. FHVH is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on FHVH, a material adverse effect on the ability of FHVH to perform its obligations under this Agreement or on the ability of FHVH to consummate the transactions hereunder (collectively, a “FHVH Material Adverse Effect”). FHVH has delivered to NGTF true and complete copies of the FHVH Articles of Incorporation, organizational documents and other constituent formation and governing documents of FHVH, in each case as amended through the date of this Agreement.

4.2. Capital Structure. The authorized capital stock of FHVH consists of 80,000,000 shares of common stock, $0.001 par value per share. As of the date hereof, 1,000 shares of the FHVH Common Stock are issued and outstanding and owned by the FHVH Shareholder. No other classes of shares or other voting securities of FHVH are issued or reserved for issuance or outstanding. All outstanding capital stock of FHVH are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the law of Nevada, the FHVH Articles of Incorporation, or any Contract to which FHVH is a party or otherwise bound. As of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which FHVH is a party or by which FHVH is bound (a) obligating FHVH to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, FHVH, (b) obligating FHVH to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of FHVH. As of the date of this Agreement, there are not any outstanding contractual obligations of FHVH to repurchase, redeem or otherwise acquire any capital stock of FHVH.

4.3. Authority; Execution and Delivery; Enforceability. FHVH has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions hereunder. The execution and delivery by FHVH of this Agreement and the consummation by FHVH of the transactions hereunder have been duly authorized and approved by the Board of Directors and shareholders of FHVH and no other corporate proceedings on the part of FHVH are necessary to authorize this Agreement and the transactions hereunder. When executed and delivered, this Agreement will be enforceable against FHVH in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

4.4. No Conflicts; Consents. The execution and delivery by FHVH of this Agreement does not, and the consummation of the transactions hereunder and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of FHVH or any of its subsidiaries under, any provision of (i) the FHVH Articles of Incorporation, or other comparable charter or organizational documents of FHVH, (ii) any material Contract to which FHVH is a party or by which its properties or assets is bound or (iii) any material judgment, order or decree or material Law applicable to FHVH or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a FHVH Material Adverse Effect.

4.5. Compliance with Applicable Laws. Except for any required filings under applicable “Blue Sky” or state securities commissions, no Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to FHVH or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions hereunder. FHVH has conducted its business and operations in compliance with all applicable Laws, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a FHVH Material Adverse Effect.

4.6. Material Contracts. All “material” contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral, to which FHVH is a party or by which it or any of its assets, products, technology, or properties are bound have been disclosed to NGTF. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which is in effect as of the date of this Agreement and involves aggregate obligations of at least $10,000.

4.7. Intellectual Property.

(a) The term “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections.

(b) FHVH owns or has the valid and enforceable right to use all Intellectual Property used or held for use in or necessary for the conduct of its business as currently conducted or as proposed to be conducted (the “FHVH Intellectual Property”), free and clear of all Encumbrances. All of the FHVH Intellectual Property is valid and enforceable, and all FHVH IP Registrations are subsisting and in full force and effect. FHVH has taken all reasonable and necessary steps to maintain and enforce the FHVH Intellectual Property.

(c) The conduct of FHVH’s business as currently and formerly conducted and as proposed to be conducted has not infringed, misappropriated, or otherwise violated and will not infringe, misappropriate, or otherwise violate the Intellectual Property or other rights of any person. No person has infringed, misappropriated, or otherwise violated any FHVH Intellectual Property.

4.8. Insurance. FHVH has disclosed to NGTF all insurance policies maintained by FHVH or its Affiliates relating to the assets, business, operations, employees, officers, and directors of FHVH (collectively, the “Insurance Policies”). Such Insurance Policies: (a) are in full force and effect; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. Neither FHVH nor any of its Affiliates has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid. None of FHVH any of its Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by persons conducting a business similar to FHVH and are sufficient for compliance with all applicable Laws and Contracts to which FHVH is a party or by which it is bound. For purposes of this Agreement:

4.9. Employee Benefit Matters. FHVH has not adopted any form of “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, and including the regulations thereunder, “ERISA”), whether or not written and whether or not subject to ERISA.

4.10. Employment Matters.

(a) FHVH has disclosed to NGTF (i) all employees, independent contractors, and consultants of FHVH; and (ii) for each individual described in clause (i), (A) the individual’s title or position, hire date, and compensation, (B) any Contracts entered into between the Company and such individual, and (C) the fringe benefits provided to each such individual. All compensation payable to all employees, independent contractors, or consultants of FHVH for services performed on or prior to the Closing Date have been paid in full.

(b) FHVH is and has been in compliance in all material respects with: (i) all applicable employment Laws and agreements regarding hiring, employment, termination of employment, plant closings and mass layoffs, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, engagement and classification of independent contractors, payroll taxes, and immigration with respect to all employees, independent contractors, and contingent workers; and (ii) all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing employees of the Company.

4.11. Taxes.

(a) On October 27, 2023, Future Hospitality Ventures LLC was formed as a Nevada limited liability corporation, which converted into a Nevada corporation on December 28, 2023. FHVH has no tax records. Additionally, the fiscal year for FHVH concludes on June 30th of each year. The term “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

(b) FHVH has not been a member of an affiliated, combined, consolidated, or unitary Tax group for Tax purposes. FHVH has no Liability for Taxes of any person (other than FHVH) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or foreign Law), as transferee or successor, by contract, or otherwise.

(c) There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of FHVH.

(d) FHVH is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. FHVH is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period in Section 897(c)(1)(a) of the Code.

4.12. Bank Accounts. FHVH has disclosed to NGTF, with respect to each account of FHVH with any bank, broker, merchant processor, or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other persons authorized to withdraw funds from each such account.

4.13. Litigation. There is no Legal Action pending or, to FHVH’s knowledge, threatened against or by FHVH or any Affiliate of FHVH: (i) relating to or affecting FHVH or any of FHVH’s properties or assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Legal Action.

4.14. Real Property; Title to Assets. FHVH does not own any real property or have any leasehold (or subleasehold) interests in any real property (together with all buildings, structures, and improvements located thereon, the “Real Property”).

4.15. Brokers. No broker, investment banker or other person is entitled to any broker’s, finder’s, or other similar fee or commission in connection with the Exchange based upon arrangements made by or on behalf of FHVH.

4.16. Undisclosed Liabilities. FHVH has no liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise (collectively, “Liabilities”), except: (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

4.17. Disclosure. All disclosure provided to NGTF regarding FHVH and its business, furnished by or on behalf of FHVH in connection with this Agreement (including FHVH’s representations and warranties set forth in this Agreement) is complete and accurate in all material respects. No statement herein contains any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF NGTF

Except as disclosed in the NGTF SEC Documents and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements” and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature), NGTF hereby represents and warrants to FHVH Shareholder and FHVH as follows:

5.1. Organization; Standing and Corporate Power. NGTF and each of its subsidiaries is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization, and has the requisite corporate power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of NGTF and its subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on NGTF, a material adverse effect on the ability of NGTF to perform its obligations under this Agreement or on the ability of NGTF to consummate the Exchange (collectively, a “NGTF Material Adverse Effect”).

5.2. Authorization; Validity. NGTF has full right, power and authority to enter into this Agreement, as provided herein and to perform all of its duties and obligations under this Agreement and this Agreement and no other action or consent on the part of NGTF, its board of directors, stockholders, or any other person is necessary or required by NGTF to execute this Agreement, consummate the Exchange contemplated herein and perform all of its obligations hereunder. The execution and delivery of this Agreement will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the NGTF Charter and NGTF Bylaws, or other governing documents. All necessary and appropriate corporate action has been taken on the part of NGTF to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding agreement and contract of NGTF, enforceable against NGTF in accordance with its respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

5.3. Capital Structure; OTCQB.

(a) The authorized capital stock of NGTF consists of (i) 200,000,000 shares of common stock, $0.001 par value per share (“NGTF Common Stock”) of which 127,221,301 shares are issued and outstanding as of January 10, 2024; (ii) 10,000 shares of Series A Super Voting Preferred Stock, $0.001 par value per share of which 1,000 shares are issued and outstanding as of the date of this Agreement; and (iii) 5,000 shares of Series B Convertible Preferred Stock, $0.001 par value per share of which 1,950 shares are issued and outstanding as of the date of this Agreement. All of the outstanding capital stock of NGTF are validly issued, fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. The NGTF Common Stock is currently quoted on the OTCQB marketplace operated by the OTC Markets Group under the trading symbol “NGTF”.

(b) When issued, the Series C Preferred Stock will be duly authorized and, shall be duly issued, fully paid and non-assessable.

5.4. No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the Exchange contemplated hereby will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

5.5. Compliance With Laws. NGTF and each of its subsidiaries are and, as of the date hereof, have been in material compliance with, all Laws applicable to each or by which NGTF or any of its subsidiaries or any of their respective businesses or properties is bound. As of the date hereof, no Governmental Entity has issued any notice or notification stating that NGTF or any of its subsidiaries is not in compliance with any Law in any material respect.

5.6. SEC Documents; Financial Statements. NGTF has filed with the SEC all reports, schedules, forms, statements and other documents as required under the Exchange Act and NGTF has delivered or made available to FHVH and the FHVH Shareholder all reports, schedules, forms, statements and other documents filed with the SEC (“NGTF SEC Documents”). As of their respective dates, the NGTF SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such NGTF SEC Documents. The financial statements NGTF included in such NGTF SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of NGTF as of the dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by NGTF’s independent accountants).

5.7. Litigation. Except as set forth in Section 5.7 of the NGTF Disclosure Schedules, there are no Legal Actions pending or, to the knowledge of NGTF threatened against NGTF, at law or in equity, before any court or other governmental agency or instrumentality, or before any arbitrator of any kind. NGTF has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

5.8. Brokers. Except as set forth in Schedule 5.7 of the NGTF Disclosure Schedules, no broker, investment banker or other person is or may be entitled to any broker’s, finder’s, or other similar fee or commission in connection with the Exchange based upon arrangements made by or on behalf of NGTF.

5.9. Disclosure. All disclosure provided to FHVH regarding NGTF and its business, furnished by or on behalf of NGTF in connection with this Agreement (including NGTF’s representations and warranties set forth in this Agreement) is complete and accurate in all material respects. No statement herein or in the NGTF Disclosure Schedule contains any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE VI

COVENANTS

6.1. Conduct of Business of FHVH. During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Closing Date, FHVH shall, except as expressly permitted this Agreement, as required by applicable Law, or with the prior written consent of NGTF (which consent shall not be unreasonably withheld, conditioned, or delayed), to conduct its business in the ordinary course of business consistent with past practice in all material respects, and, to the extent consistent therewith, FHVH shall use its best efforts to preserve substantially intact its business organization, to keep available the services of its current officers and employees, to preserve its present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with FHVH. Without limiting the generality of the foregoing, between the date of this Agreement and the Closing Date, except as otherwise expressly permitted by this Agreement, or as required by applicable Law, the Company shall not without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of its assets;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c) fail to use reasonable efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

(d) intentionally permit any FHVH Material Adverse Effect to occur with respect to the Company;

(e) make any material change in its accounting or bookkeeping methods, principles or practices, except as required by GAAP; or

(f) authorize any, or commit or agree to take any of, the foregoing actions.

6.2. Access. FHVH shall afford NGTF, and to the officers, employees, accountants, counsel, financial advisors and other representatives of NGTF, reasonable access during normal business hours during the period prior to the Closing Date to all of FHVH’s properties, books, contracts, commitments, personnel and records and, during such period, FHVH shall furnish promptly to NGTF all information concerning FHVH’s business, properties and personnel as NGTF or its representatives may reasonably request.

6.3. Satisfaction of Conditions Precedent. From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, each Party shall use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in ARTICLE VII, and each Party shall use its commercially reasonable efforts to cause the Exchange to be consummated.

6.4. Notification of Certain Matters. FHVH shall give prompt notice to NGTF of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty made by FHVH contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of FHVH to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to NGTF.

6.5. Lock-Up. The FHVH Shareholder shall not, during the Lock-up Period, (a) offer, pledge, hypothecate, assign, sell (including, without limitation, any short sale whether or not against the box), contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the NGTF Exchange Shares or any securities convertible into or exercisable or exchangeable for the NGTF Exchange Shares or any rights thereto (including NGTF Common Stock or such other securities convertible into or exercisable or exchangeable for NGTF Exchange Shares that may be deemed to be beneficially owned by the FHVH Shareholder in accordance with the rules and regulations of the SEC) (collectively, the “Restricted NGTF Securities”) or publicly disclose the intention to make any such offer, sale, pledge or disposition or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the NGTF Exchange Shares or such other securities convertible into or exercisable or exchangeable for NGTF Exchange Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the NGTF Common Stock or such other securities convertible into or exercisable or exchangeable for the NGTF Exchange Shares, in cash or otherwise. The FHVH Shareholder shall not, during the Lock-up Period, directly or indirectly limit its right, title or interest or right to vote in any manner any of the Restricted NGTF Securities, or agree to do any of the following: (i) grant any proxies or powers of attorney with respect to any of the Restricted NGTF Securities, deposit any of the Restricted NGTF Securities into a voting trust or enter into a voting agreement or other similar commitment or arrangement with respect to any of the Restricted NGTF Securities in contravention of the obligations of the FHVH Shareholder under this Agreement, (ii) permit any Restricted NGTF Securities to be, or become subject to any liens or (iii) take any other action that would in any way restrict, limit or interfere with the performance of the FHVH Member’s obligations hereunder or the Exchange contemplated by this Agreement. In furtherance of the foregoing, NGTF and any duly appointed transfer agent for the transfer of the Restricted NGTF Securities are hereby authorized to decline to make any transfer of Restricted NGTF Securities if such transfer would constitute a violation or breach of this Section 5.1. The term “Lock-up Period” means the period commencing on the Closing Date and ending twenty-four (24) months after the completion of the Closing Date.

6.6. Seniority of Series B Preferred Stock. FHVH Shareholder acknowledges and agrees that the Series C Preferred Stock shall be junior in preference and priority to the Series B Preferred Stock with respect to dividends, assets or other rights.

6.7. FHVH Financial Statements. FHVH shall deliver to NGTF financial statements for any completed fiscal year and/or any interim stub period as advised by the auditor of NGTF (the “FHVH Financial Statements”), on or before sixty (60) days after the Closing Date. As of their respective dates, the FHVH Financial Statements will comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the FHVH Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such FHVH Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of FHVH as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

6.8. OTCQB Admission and Application. Each of the Parties acknowledges that upon Closing, NGTF is required by the OTC Markets Group to (a) inform the OTC Markets Group of the Exchange and the underlying Change in Control (as defined in Section 6 of the OTCQB Standards) and (b) file a new application for admission to the OTCQB market with the OTC Markets Group within twenty (20) calendar days of the Closing Date.

6.9. Further Assurances. Each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE VII

CLOSING CONDITIONS

7.1. Conditions to Obligations of NGTF and NGTF Series A Shareholder. The obligations of NGTF and NGTF Series A Shareholder to enter into and complete the Closing are subject, at the option of each as applicable, to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by NGTF or NGTF Series A Shareholder, as applicable in each case, in writing.

(a) Issuance of FHVH Common Stock. FHVH and FHVH Shareholder shall deliver, respectively, to NGTF (i) copies of the resolution(s) whereby the sole member of the board of directors of FHVH acknowledges and consents to the transfer of the FHVH Common Stock to NGTF and the stock ledger of FHVH, approved by the board of directors, evidencing that NGTF is the holder of the FHVH Common Stock, (ii) copies of the resolution(s) whereby the sole stockholder of FHVH, the FHVH Shareholder, approves of the transfer of the FHVH Common Stock to NGTF and (iii) copies of the resolution(s) approving entry into the SEA.

(b) S. Folkson Consulting Agreement, Resignation, and Continuing Service as Director and President. As of the date of this Agreement, Sean Folkson serves as the Chief Executive Officer and a director of NGTF and is the President of the operating subsidiary, Nightfood, Inc., a New York corporation. In connection with the Exchange, Mr. Folkson shall (i) resign as the Chief Executive Officer of NGTF as of the Closing Date, (ii) continue to serve as the President of Nightfood, Inc. through December 31, 2024 which may be extended and (iii) continue to serve as a director of NGTF through the first twelve (12) months, at a minimum, following the uplisting of NGTF to the Nasdaq Capital Market pursuant to an executed consulting agreement negotiated in good faith among NGTF, NGTF Series A Shareholder and FHVH Shareholder.

7.2. Conditions to Obligations of FHVH and FHVH Member. The obligations of FHVH and FHVH Shareholder to enter into and complete the Closing are subject, at the option of each as applicable, to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by FHVH and FHVH Member, as applicable in each case, in writing.

(a) Series C Preferred Stock. After the execution of this Agreement, NGTF shall file the Series C Preferred Stock Certificate of Designation with the Secretary of State of the State of Nevada, and shall deliver to the FHVH Shareholder a copy of the instruction letter to NGTF’s transfer agent instructing such agent to enter the Series C Preferred Stock as restricted “book entry” shares, as of the Closing Date or as soon as practicable thereafter, in the name of the FHVH Shareholder.

(b) Series A Preferred Stock. NGTF Series A Shareholder shall deliver to FHVH Shareholder a copy of its instruction letter to NGTF’s transfer agent instructing such agent to transfer ownership of the Series A Preferred Stock to the FHVH Shareholder as of the Closing Date or as soon as practicable thereafter.

(c) S. Wang Employment Agreement and Appointment. The board of directors of NGTF shall appoint Lei Sonny Wang as a director and as the chief executive officer of NGTF, each appointment effective as of the Closing Date, and prior to such appointments, NGTF and FHVH Shareholder shall negotiate in good faith and execute an employment agreement for the role of chief executive officer, which shall have an effective date no earlier than the Closing Date.

ARTICLE VIII
INDEMNIFICATION

8.1. Survival of Representations and Warranties. The representations and warranties made by FHVH, the FHVH Shareholder, NGTF Series A Shareholder, and NGTF herein shall survive the Closing and remain in full force and effect until the first anniversary of the Closing Date.

8.2. Indemnification by FHVH Member. FHVH Shareholder agrees to indemnify NGTF Series A Shareholder as of the date of execution of this Agreement against Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

8.3. Indemnification by NGTF Series A Shareholder. NGTF Series A Shareholder agrees to indemnify the FHVH Shareholder as of the date of execution of this Agreement against Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article III of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

8.4. Indemnification by FHVH. FHVH agrees to indemnify NGTF and each of the officers, agents and directors of NGTF as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (“Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article IV of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

8.5. Indemnification by NGTF. NGTF agrees to indemnify FHVH and each of the officers, agents and directors of FHVH as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article V of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

ARTICLE IX
MISCELLANEOUS

9.1. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on the signature page hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.1).

9.2. Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

9.3. Termination. This Agreement may be terminated at any time prior to the Closing by the written consent of each party hereto.

9.4. Governing Law. This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Nevada.

9.5. Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

9.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Exchange is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Exchange are fulfilled to the extent possible.

9.7. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

9.8. Entire Agreement; Third Party Beneficiaries. This Agreement, together with the Exhibits (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the Exchange and (b) are not intended to confer upon any person other than the Parties any rights or remedies.

(Signature pages follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NIGHTFOOD HOLDINGS, INC.

By:
Sean Folkson
Chief Executive Officer

FUTURE HOSPITALITY VENTURES HOLDINGS, INC.

By:
Lei Sonny Wang
Chief Executive Officer

NGTF SERIES A SHAREHOLDER

By:
Sean Folkson

FHVH SHAREHOLDER

By:
Lei Sonny Wang

ANNEX A

DEFINITIONS

Definitions

“Accredited Investor” shall have the meaning set forth in Rule 501 under the Securities Act.

“Affiliate” of a person shall mean any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person; and (y) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or other ownership interests, by contract, or otherwise.

“Alternative Acquisition” shall mean any recapitalization, restructuring, financing, merger, consolidation, sale, license or encumbrance or other business combination transaction or extraordinary corporate transaction of FHVH which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Exchange.

“Closing” shall have the meaning set forth in Section 1.2.

“Closing Date” shall have the meaning set forth in Section 1.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 as amended.

“Exchange”’ shall mean the exchange through which NGTF acquires FHVH by the FHVH Shareholder to NGTF for the consideration described in the Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FHVH” shall mean Future Hospitality Ventures Holdings Inc. and its subsidiaries.

“FHVH Charter” shall mean the Articles of Incorporation of Future Hospitality Ventures Holdings, Inc, as amended to the date of this Agreement.

“FHVH Common Stock” shall mean all issued and outstanding shares of common stock, $0.001 par value per share, of FHVH.

“FHVH IP Registrations” shall mean all issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing and all material unregistered Intellectual Property that are owned by FHVH.

“FHVH Intellectual Property” shall mean the Intellectual Property used or held for use in or necessary for the conduct of its business as currently conducted or as proposed to be conducted, which FHVH owns or has the valid and enforceable right to use.

“FHVH Material Adverse Effect” shall have the meaning set forth in Section 4.1.

“FHVH Operating Agreement” shall mean the Operating Agreement of Future Hospitality Ventures Holdings, Inc, dated November 9, 2023, as amended to the date of this Agreement.

“FHV Shareholder” shall mean the sole shareholder of FHVH.

“GAAP” shall mean United States generally accepted accounting principles in effect from time to time.

“Governmental Entity” shall mean any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“Insurance Policies” shall mean all insurance policies maintained by FHVH or its Affiliates relating to the assets, business, operations, employees, officers, and directors of FHVH.

“Intellectual Property” shall mean any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections.

“Law” shall mean any statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, or decree.

“Lease” shall mean all leases, subleases, licenses, concessions, and other agreements (written or oral) under which FHVH or any of its subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the company or any of its subsidiaries thereunder.

“Leased Real Estate” shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by FHVH or any of its subsidiaries.

“Legal Action” shall mean any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, examinations, or other similar legal proceedings by or pending before any Governmental Entity, arbitrator, mediator, or other tribunal.

“Lien” shall mean any lien, security interest, pledge, equity and claim of any kind, voting trust, stockholder agreement and other encumbrance.

“Liabilities” shall mean obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise.

“Lock-up Period” shall mean the period commencing on the Closing Date and ending twenty-four (24) months after the completion of the Closing Date.

“Loss” shall mean any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever).

“Mast Hill” shall mean Mast Hill Fund, L.P.

“NGTF” shall mean Nightfood Holdings, Inc.

“NGTF Bylaws” shall mean the Bylaws of Nightfood Holdings, Inc..

“NGTF Charter” shall mean the Articles of Incorporation of Nightfood Holdings, Inc., as amended on September 13, 2017.

“NGTF Common Stock” shall mean the authorized 200,000,000 shares of common stock, $0.001 par value per share.

“NGTF Exchange Shares” shall mean the Series C Preferred Stock together with the Series A Preferred Stock.

“NGTF Material Adverse Effect” shall have the meaning set forth in section 5.1.

“NGTF SEC Documents” shall mean all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by NGTF with the SEC.

“NGTF Series A Shareholder” shall mean Sean Folkson as the holder of all issued and outstanding Series A Preferred Stock of NGTF.

“OTC” shall mean the OTC Markets OTCQB Market.

“Party” shall mean the entities and individuals who are signatories to this Agreement, collectively “Parties.”

“Pledge Agreement” shall mean the Pledge Agreement dated June 1, 2023 by and between Nightfood Series A Shareholder and Mast Hill.

“Real Property” shall mean any real property or have any leasehold (or subleasehold) interests in any real property, together with all buildings, structures, and improvements located thereon.

“Restricted NGTF Securities” shall have the meaning set forth in Section 6.5.

“Taxes” shall mean all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” shall mean any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as Amended.

“Series A Preferred Stock” means the shares of series A preferred stock, par value $0.001 per share, of NGTF.

“Series B Preferred Stock” has the meaning set forth in the Recitals.

“Series C Preferred Stock” has the meaning set forth in the Recitals.

“Series C Preferred Stock Certificate of Designation” shall mean the Certificate of Designation of Series C Preferred Stock of Nightfood Holdings, Inc. on file with the Secretary of State of the State of Nevada.